UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2021 (January 8, 2021)
OFS Capital Corporation
(Exact name of Registrant as specified in its charter)

Delaware	814-00813	46-1339639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OFS	The Nasdaq Global Select Market
6.25% Notes due 2023	OFSSG	The Nasdaq Global Select Market
6.375% Notes due 2025	OFSSL	The Nasdaq Global Select Market
6.50% Notes due 2025	OFSSZ	The Nasdaq Global Select Market
5.95% Notes due 2026	OFSSI	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)

Appointment of Director

On January 8, 2021, the board of directors (the “Board”) of OFS Capital Corporation (the “Company”), a Delaware corporation that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), upon the recommendation of the Nominating and Corporate Governance Committee, voted to appoint Romita Shetty as a Class II director of the Board, chair of the Nominating and Corporate Governance Committee, a member of the Audit Committee and a member of the Compensation Committee, to fill the vacancy created by the untimely death of Robert J. Cresci on December 22, 2020. Ms. Shetty was appointed to serve as a member of the Board until the 2023 annual meeting of stockholders, or until her successor is duly elected and qualified. The Board and the Nominating and Corporate Governance Committee determined that Ms. Shetty is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Company.

Ms. Shetty, age 54, currently serves on the board of OFS Credit Company, Inc., an affiliate of the Company that is a registered closed-end investment company also managed by OFS Capital Management, LLC, the Company’s investment adviser. Ms. Shetty is a principal of DA Companies, parent of DA Capital LLC, a global investment manager specializing in credit and special situations. Ms. Shetty has 29 years of experience in fixed income and credit. At DA Capital she has focused on special situations, structured credit and private investments. She has also served in a management capacity as President of DA Capital Asia Pte Ltd. In 2007-2008 she ran the Global Special Opportunities group at Lehman Brothers which invested proprietary capital. Prior to that she co-ran North American structured equity and credit markets and the Global Alternative Investment product businesses at RBS from 2004 to 2006. Previously, she worked at JP Morgan from 1997 to 2004 where she ran their Global Structured Credit Derivatives as well as Financial Institutions Solutions and CDO businesses. She started her career at Standard & Poor’s in 1990 where she worked on a wide variety of credit ratings including municipal bonds, financial institutions and asset-backed securities and managed a large part of their ABS ratings business. Ms. Shetty holds a BA (Honors) in History from St Stephens College, India and a Master of International Affairs from Columbia University.

Ms. Shetty will participate in the Company’s standard non-employee director compensation arrangement, pursuant to which she will be eligible to receive an (i) annual fee of $90,000 for serving as a director of the Board and (ii) additional annual fee of $10,000 for serving as chair of the Nominating and Corporate Governance Committee, in each case, on a pro-rated basis for her initial period of service.

Ms. Shetty entered into the Company’s standard indemnification agreement, the form of which was previously filed with the Securities and Exchange Commission on March 18, 2011 as Exhibit 10.4 to the Company’s Registration Statement on Form N-2.

There is no other arrangement or understanding between Ms. Shetty and any other person pursuant to which she was appointed as a Class II director of the Board, chair of the Nominating and Corporate Governance Committee, a member of the Audit Committee and a member of the Compensation Committee, nor is there any family relationship between Ms. Shetty and any other director of the Company or executive officers of the Company. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Ms. Shetty had, or will have, a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFS CAPITAL CORPORATION

Dated: January 8, 2021	By:	/s/ Bilal Rashid
Chief Executive Officer